Exhibit 99.1

TE Connectivity Posts Strong Fiscal 2015 Second Quarter Earnings

Sales Up 4 Percent and Up 6 Percent Organically;

Adjusted EPS Up 6 Percent; GAAP EPS Down 6 Percent;

Company Maintains Full Year Adjusted EPS Guidance of $3.60 to $3.74;

Strong Business Performance More Than Offsets Foreign Exchange Headwinds

SCHAFFHAUSEN, Switzerland — April 22, 2015 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal second quarter ended March 27, 2015. On January 28, 2015, TE announced the sale of its Broadband Network Solutions (BNS) business. The financial results of the BNS business have been classified as discontinued operations. TE’s ongoing business, results and guidance are included below and classified as continuing operations.

Second Quarter Highlights

•                  Net sales increased to $3.1 billion, up 4 percent versus the prior year and up 6 percent organically

•                  Adjusted Earnings Per Share (EPS) from continuing operations were $0.91, up 6 percent versus the prior year

•                  Diluted Earnings Per Share from continuing operations (GAAP EPS) were $0.77

•                  Free cash flow of $217 million; returned $261 million to shareholders

•                  Acquisition of AdvancedCath completed, expanding TE’s position in the medical device market

•                  On track to complete the sale of the Broadband Network Solutions (BNS) business by December 2015

Tom Lynch, TE Connectivity Chairman and CEO stated, “I am very pleased with our performance for the quarter. We delivered revenue growth of 4 percent, adjusted EPS growth of 6 percent and adjusted operating margins of 16.4 percent, overcoming significant foreign exchange headwinds. Our growth in the quarter was led by strong performance in automotive, commercial aerospace, industrial equipment, appliances and SubCom. Our TEOA (TE Operating Advantage) business system continued to drive higher profitability, with adjusted operating margins up 50 basis points year over year.

“We also made good progress on our strategy to expand our leadership position in connectivity and sensor solutions,” said Lynch. “Our plan to divest BNS is on track and the integration of our recent acquisitions — Measurement Specialties, American Sensor Technologies, and AdvancedCath — is going well. These transactions support our strategy to focus on the growing $165 billion connectivity and sensor markets, and strengthen our portfolio in harsh environment applications.

“The increasing demand for connectivity continues to drive the need for more electronics and TE products,” said Lynch. “For the full year, we expect to deliver 6 percent organic growth and double-digit adjusted EPS growth, consistent with prior guidance. New product introductions and continued strong performance in our harsh environment and SubCom businesses more than offset $1 billion of revenue foreign exchange headwinds.”

NEW SEGMENT STRUCTURE

Following the announced divestiture of BNS, effective for the second quarter of fiscal 2015, we are reporting our results under three segments. The following represents the new segment structure. The Transportation Solutions and Industrial Solutions segments remain unchanged:

•                  Transportation Solutions—the Automotive, Commercial Transportation, and Sensors businesses are included in this segment.

•                  Industrial Solutions—this segment contains the Industrial Equipment; Aerospace, Defense, Oil, and Gas; and Energy businesses.

•                  Communications Solutions—the Data and Devices, Appliances, and Subsea Communications businesses are included in this segment.

FISCAL SECOND QUARTER RESULTS

The company reported net sales of $3.1 billion, compared to prior year sales of $3.0 billion. Adjusted EPS were $0.91, compared to $0.86 in the prior year. GAAP EPS were $0.77, compared to $0.82 in the prior year. Free cash flow was $217 million for the quarter.

GAAP EPS included $60 million of acquisition related, restructuring and other charges.

Total company orders were $3.0 billion, flat year over year, and up 1 percent excluding SubCom. The book-to-bill ratio was 1.03, excluding SubCom.

OUTLOOK

For the fiscal third quarter 2015, the company expects net sales of $3.13 billion to $3.23 billion, reflecting 3 percent year over year growth at the mid-point, and adjusted EPS of $0.85 to $0.89. GAAP EPS are expected to be $0.80 to $0.84, including acquisition related charges of $0.04, and restructuring and other charges of $0.01. This outlook includes foreign exchange headwinds, reducing expected sales by $330 million and adjusted EPS by $0.13.

For the full year, the company expects net sales of $12.35 to $12.65 billion, reflecting 4 percent growth versus prior year at the mid-point; and adjusted EPS of $3.60 to $3.74 reflecting double-digit growth versus the prior year. GAAP EPS are expected to be $3.51 to $3.65, including acquisition related charges of $0.22, restructuring and other charges of $0.18, and income from tax related items of $0.31. The outlook includes foreign exchange headwinds, reducing expected sales by $1.01 billion and adjusted EPS by $0.38.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For a reconciliation of these non-GAAP financial measures, see the attached tables.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT. Information about the conference call is available at TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1085. The telephone dial-in number for participants outside the United States is (612) 234-9959.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on April 22, 2015, and ending at 11:59 p.m. on April 29, 2015. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 355778.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure of our underlying results and trends in the business. It is also a significant component in our incentive compensation plans. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using Organic Sales Growth in combination with net sales growth.

We present operating income before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of special items that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of special items and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and Free Cash Flow (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant and equipment.  These items are subtracted because they represent long-term commitments.  Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should also consider these items in evaluating our free cash flow.

Free Cash Flow as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using Free Cash Flow in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions that are not considered in the calculation of free cash flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned sale of the Broadband Network Solutions business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the operations of Measurement Specialties will not be successfully integrated into ours; the risk that revenue opportunities, cost savings and other anticipated synergies from the Measurement Specialties acquisition may not be fully realized or may take longer to realize than expected; and the risk that the sale of the Broadband Network Solutions business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2014 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $14 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 80,000 people, including 7,500 design engineers, partner with customers in 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

# # #

Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9689	610-893-9790
	Jane.crawford@te.com	Sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2015	2014	2015	2014
	(in millions, except per share data)
Net sales	$3,082	$2,964	$6,131	$5,826
Cost of sales	2,031	1,969	4,060	3,886
Gross margin	1,051	995	2,071	1,940
Selling, general, and administrative expenses	391	379	777	758
Research, development, and engineering expenses	160	145	320	286
Acquisition and integration costs	14	1	38	1
Restructuring and other charges (credits), net	38	(1)	63	5
Operating income	448	471	873	890
Interest income	4	4	9	9
Interest expense	(37)	(31)	(71)	(65)
Other income (expense), net	(5)	16	(75)	48
Income from continuing operations before income taxes	410	460	736	882
Income tax (expense) benefit	(94)	(120)	15	(229)
Income from continuing operations	316	340	751	653
Income from discontinued operations, net of income taxes	283	22	320	62
Net income attributable to TE Connectivity Ltd.	$599	$362	$1,071	$715

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.78	$0.83	$1.85	$1.59
Income from discontinued operations	0.70	0.05	0.79	0.15
Net income	1.47	0.88	2.63	1.74

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.77	$0.82	$1.82	$1.57
Income from discontinued operations	0.69	0.05	0.77	0.15
Net income	1.45	0.87	2.59	1.71

Dividends paid per common share	$0.29	$0.25	$0.58	$0.50

Weighted-average number of shares outstanding:
Basic	407	410	407	411
Diluted	413	417	413	417

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 27,	September 26,
	2015	2014
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$697	$2,457
Accounts receivable, net of allowance for doubtful accounts of $14	2,094	2,057
Inventories	1,684	1,509
Prepaid expenses and other current assets	659	519
Deferred income taxes	617	324
Assets held for sale	1,861	2,000
Total current assets	7,612	8,866
Property, plant, and equipment, net	2,878	2,920
Goodwill	4,832	3,739
Intangible assets, net	1,630	1,087
Deferred income taxes	2,018	2,047
Receivable from Tyco International plc and Covidien plc	948	1,037
Other assets	325	456
Total Assets	$20,243	$20,152

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$736	$577
Accounts payable	1,233	1,230
Accrued and other current liabilities	1,715	1,594
Deferred revenue	96	176
Liabilities held for sale	361	416
Total current liabilities	4,141	3,993
Long-term debt	3,390	3,281
Long-term pension and postretirement liabilities	1,199	1,280
Deferred income taxes	300	229
Income taxes	1,907	2,044
Other liabilities	311	312
Total Liabilities	11,248	11,139
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 419,070,781 shares authorized and issued, CHF 0.57 par value	184	184
Contributed surplus	4,625	5,231
Accumulated earnings	5,324	4,253
Treasury shares, at cost, 11,985,784 and 11,383,631 shares, respectively	(728)	(644)
Accumulated other comprehensive loss	(416)	(17)
Total TE Connectivity Ltd. shareholders’ equity	8,989	9,007
Noncontrolling interests	6	6
Total Equity	8,995	9,013
Total Liabilities and Equity	$20,243	$20,152

TE CONNECTIVITY LTD.

 CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2015	2014	2015	2014
	(in millions)
Cash Flows From Operating Activities:
Net income	$599	$362	$1,071	$715
Income from discontinued operations, net of income taxes	(283)	(22)	(320)	(62)
Income from continuing operations	316	340	751	653
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	147	138	307	270
Non-cash restructuring charges	—	4	15	6
Deferred income taxes	25	29	(54)	44
Provision for losses on accounts receivable and inventories	10	14	28	29
Tax sharing (income) expense	5	(17)	74	(51)
Share-based compensation expense	21	20	44	40
Other	16	13	46	35
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(53)	(131)	(19)	(104)
Inventories	(19)	(17)	(180)	(95)
Prepaid expenses and other current assets	8	(37)	11	(19)
Accounts payable	(19)	71	(11)	50
Accrued and other current liabilities	(39)	(82)	(241)	(209)
Deferred revenue	(24)	(19)	(80)	(10)
Income taxes	(17)	32	(132)	72
Other	(27)	53	(4)	29
Net cash provided by continuing operating activities	350	411	555	740
Net cash provided by discontinued operating activities	48	38	138	94
Net cash provided by operating activities	398	449	693	834
Cash Flows From Investing Activities:
Capital expenditures	(156)	(155)	(291)	(281)
Proceeds from sale of property, plant, and equipment	1	9	6	21
Acquisition of businesses, net of cash acquired	(218)	(18)	(1,729)	(18)
Other	1	2	(2)	—
Net cash used in continuing investing activities	(372)	(162)	(2,016)	(278)
Net cash used in discontinued investing activities	(7)	(13)	(14)	(20)
Net cash used in investing activities	(379)	(175)	(2,030)	(298)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	(362)	50	(92)	25
Proceeds from issuance of long-term debt	617	—	617	323
Repayment of long-term debt	(250)	(57)	(473)	(360)
Proceeds from exercise of share options	72	52	88	109
Repurchase of common shares	(130)	(182)	(285)	(392)
Payment of common share dividends to shareholders	(118)	(102)	(236)	(205)
Transfer from discontinued operations	41	25	124	74
Other	(3)	1	(2)	—
Net cash used in continuing financing activities	(133)	(213)	(259)	(426)
Net cash used in discontinued financing activities	(41)	(25)	(124)	(74)
Net cash used in financing activities	(174)	(238)	(383)	(500)
Effect of currency translation on cash	(16)	(4)	(40)	(10)
Net increase (decrease) in cash and cash equivalents	(171)	32	(1,760)	26
Cash and cash equivalents at beginning of period	868	1,397	2,457	1,403
Cash and cash equivalents at end of period	$697	$1,429	$697	$1,429

Supplemental Cash Flow Information:
Interest paid	$18	$15	$64	$62
Income taxes paid, net of refunds	85	61	170	114

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$350	$411	$555	$740
Capital expenditures, net	(155)	(146)	(285)	(260)
Payments (receipts) related to pre-separation U.S. tax matters, net	22	(21)	26	(21)
Free cash flow (1)	$217	$244	$296	$459

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Six Months Ended
	March 27,		March 28,		March 27,		March 28,
	2015		2014		2015		2014
	($ in millions)
Net Sales:
Transportation Solutions	$1,610		$1,571		$3,222		$3,011
Industrial Solutions	797		789		1,581		1,552
Communications Solutions	675		604		1,328		1,263
Total	$3,082		$2,964		$6,131		$5,826

Operating Income:
Transportation Solutions	$323	20.1%	$338	21.5%	$618	19.2%	$623	20.7%
Industrial Solutions	84	10.5%	102	12.9%	170	10.8%	197	12.7%
Communications Solutions	41	6.1%	31	5.1%	85	6.4%	70	5.5%
Total	$448	14.5%	$471	15.9%	$873	14.2%	$890	15.3%

Adjusted Operating Income (1):
Transportation Solutions	$333	20.7%	$337	21.5%	$670	20.8%	$623	20.7%
Industrial Solutions	112	14.1%	107	13.6%	210	13.3%	204	13.1%
Communications Solutions	61	9.0%	27	4.5%	127	9.6%	69	5.5%
Total	$506	16.4%	$471	15.9%	$1,007	16.4%	$896	15.4%

(1) Adjusted operating income is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended March 27, 2015						Net Sales for the
	versus Net Sales for the Quarter Ended March 28, 2014						Quarter Ended
	Organic (1)		Translation (2)	Acquisitions	Total		March 27, 2015
	($ in millions)
Transportation Solutions (3):
Automotive	$49	3.8%	$(127)	$—	$(78)	(6.0)%	75%
Commercial Transportation	(3)	(1.3)	(18)	—	(21)	(9.2)	13
Sensors	1	1.7	(6)	143	138	281.6	12
Total	47	3.0	(151)	143	39	2.5	100%
Industrial Solutions (3):
Industrial Equipment	19	5.8	(27)	2	(6)	(1.8)	41
Aerospace, Defense, Oil, and Gas	15	5.5	(20)	35	30	11.0	38
Energy	7	3.5	(23)	—	(16)	(8.6)	21
Total	41	5.2	(70)	37	8	1.0	100%
Communications Solutions (3):
Data and Devices	(23)	(6.0)	(14)	—	(37)	(9.7)	51
Appliances	10	6.0	(11)	—	(1)	(0.6)	24
Subsea Communications	109	180.7	—	—	109	180.7	25
Total	96	15.9	(25)	—	71	11.8	100%
Total	$184	6.2%	$(246)	$180	$118	4.0%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Six Months Ended March 27, 2015						Net Sales for the
	versus Net Sales for the Six Months Ended March 28, 2014						Six Months Ended
	Organic (1)		Translation (2)	Acquisitions	Total		March 27, 2015
	($ in millions)
Transportation Solutions (3):
Automotive	$144	5.8%	$(188)	$—	$(44)	(1.8)%	76%
Commercial Transportation	12	2.7	(26)	—	(14)	(3.3)	13
Sensors	4	4.5	(9)	274	269	277.3	11
Total	160	5.3	(223)	274	211	7.0	100%
Industrial Solutions (3):
Industrial Equipment	20	3.1	(40)	3	(17)	(2.6)	40
Aerospace, Defense, Oil, and Gas	34	6.5	(29)	69	74	14.2	38
Energy	8	2.1	(36)	—	(28)	(7.4)	22
Total	62	4.0	(105)	72	29	1.9	100%
Communications Solutions (3):
Data and Devices	(74)	(9.3)	(24)	—	(98)	(12.2)	53
Appliances	20	6.3	(15)	—	5	1.6	24
Subsea Communications	158	108.6	—	—	158	108.6	23
Total	104	8.2	(39)	—	65	5.1	100%
Total	$326	5.6%	$(367)	$346	$305	5.2%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 27, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$323	$10	$—	$—	$333
Industrial Solutions	84	12	16	—	112
Communications Solutions	41	—	20	—	61
Total	$448	$22	$36	$—	$506

Operating Margin	14.5%				16.4%

Other Income (Expense), Net	$(5)	$—	$—	$11	$6

Income Tax Expense	$(94)	$(4)	$8	$(13)	$(103)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$316	$18	$44	$(2)	$376

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.77	$0.04	$0.11	$—	$0.91

(1) Includes $6 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, $14 million of acquisition and integration costs, and $2 million of restructuring costs.

(2) Includes an income tax charge for the estimated tax impacts of certain intercompany dividends related to the restructuring and anticipated sale of the Broadband Network Solutions business.

(3) Includes an income tax benefit associated with the settlement of audits of prior year income tax returns and the related impact to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 28, 2014

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Tax	Adjusted
	U.S. GAAP	Charges	(Credits), Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$338	$—	$(1)	$—	$337
Industrial Solutions	102	1	4	—	107
Communications Solutions	31	—	(4)	—	27
Total	$471	$1	$(1)	$—	$471

Operating Margin	15.9%				15.9%

Other Income, Net	$16	$—	$—	$(14)	$2

Income Tax Expense	$(120)	$—	$(3)	$36	$(87)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$340	$1	$(4)	$22	$359

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.82	$—	$(0.01)	$0.05	$0.86

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 27, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$618	$51	$1	$—	$670
Industrial Solutions	170	22	18	—	210
Communications Solutions	85	—	42	—	127
Total	$873	$73	$61	$—	$1,007

Operating Margin	14.2%				16.4%

Other Income (Expense), Net	$(75)	$—	$—	$94	$19

Income Tax (Expense) Benefit	$15	$(18)	$7	$(224)	$(220)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$751	$55	$68	$(130)	$744

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.82	$0.13	$0.16	$(0.31)	$1.80

(1) Includes $33 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, $38 million of acquisition and integration costs, and $2 million of restructuring costs.

(2) Includes an income tax charge for the estimated tax impacts of certain intercompany dividends related to the restructuring and anticipated sale of the Broadband Network Solutions business.

(3) Includes $202 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $94 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax benefits related to the impacts of certain non-U.S. tax law changes and the associated reduction in the valuation allowance for tax loss carryforwards.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 28, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$623	$—	$—	$—	$623
Industrial Solutions	197	1	6	—	204
Communications Solutions	70	—	(1)	—	69
Total	$890	$1	$5	$—	$896

Operating Margin	15.3%				15.4%

Other Income, Net	$48	$—	$—	$(39)	$9

Income Tax Expense	$(229)	$—	$(4)	$43	$(190)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$653	$1	$1	$4	$659

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.57	$—	$—	$0.01	$1.58

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 27, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges	Charges, Net	(Non-GAAP) (1)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$325	$—	$—	$325
Industrial Solutions	121	1	1	123
Communications Solutions	18	—	9	27
Total	$464	$1	$10	$475

Operating Margin	15.1%			15.4%

Other Income, Net	$9	$—	$—	$9

Income Tax Expense	$(102)	$—	$(3)	$(105)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$347	$1	$7	$355

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.83	$—	$0.02	$0.85

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,245	$4	$4	$—	$1,253
Industrial Solutions	431	31	7	—	469
Communications Solutions	129	—	8	—	137
Total	$1,805	$35	$19	$—	$1,859

Operating Margin	15.1%				15.5%

Other Income, Net	$63	$—	$—	$(39)	$24

Income Tax Expense	$(146)	$(7)	$(4)	$(239)	$(396)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,614	$28	$15	$(278)	$1,379

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.87	$0.07	$0.04	$(0.67)	$3.31

(1) Includes $31 million of acquisition and integration costs and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes income tax benefits of $282 million recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards and income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of April 22, 2015

(UNAUDITED)

	Outlook for the
	Quarter Ending
	June 26,	Outlook for
	2015	Fiscal 2015
Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP)	$0.80 - 0.84	$3.51 - 3.65
Restructuring and other charges, net	0.01	0.18
Acquisition related charges	0.04	0.22
Tax items	—	(0.31)
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.85 - 0.89	$3.60 - 3.74

Net sales growth (GAAP)	2 - 5%	3 - 6%
Translation	10 - 11	8
(Acquisitions) divestitures	(7)	(6)
Organic net sales growth (non-GAAP) (1)	5 - 9%	5 - 8%

(1) See description of non-GAAP measures contained in this release.